Exhibit 99.1

Access National Declares Dividend, Reports Fourth Quarter Earnings

RESTON, Va.--(BUSINESS WIRE)--January 20, 2017--Access National Corporation (NASDAQ: ANCX) (the “Corporation” or “Access”), parent company for Access National Bank (Bank), reported fourth quarter 2016 net income of $3.0 million, or $0.28 per common share. This represents the Corporation’s 66th consecutive quarterly profit over its 68 quarter history. Consistent with management’s stated objective of a 40%-50% dividend payout ratio against core earnings, the Board of Directors declared a cash dividend of $0.15 per share for common shareholders of record as of February 3, 2017 and payable on February 24, 2017. This quarterly dividend continues to affirm management’s favorable outlook on forward earnings and capital adequacy even after consideration of its upcoming merger with Middleburg Financial Corporation (“Middleburg”).

Highlights

  Strategic merger with Middleburg announced October 24, 2016, on track to close during second quarter 2017;
  Reported earnings reflect $864 thousand in merger related costs;
  Book value per common share grew 9.5% to $11.33 at December 31, 2016 when compared to $10.35 at December 31, 2015;
  Loans held for investment grew $83.2 million or 34.4% on an annualized basis, surpassing the $1 billion dollar threshold; and
  Demand deposits account for 34.3% of total deposits at December 31, 2016, while wholesale funding was reduced by $19.0 million from third quarter 2016.

Due mainly to merger related costs of $864 thousand, fourth quarter 2016 pretax earnings declined $1.0 million or 17.3% when compared to fourth quarter 2015 pretax earnings. An increase of $459 thousand in the commercial banking segment’s salaries and employee benefits due to expansion was offset by reductions in other expenses not related to the provision that had been elevated the prior year due to enhancements in the Bank’s online banking platform. The mortgage segment’s pretax earnings increase of $313 thousand over fourth quarter 2015 was due mainly to an increase in gains recorded on secondary mortgage activity due to more favorable gain on sale margins.

The net interest margin decreased from 3.63% to 3.46% when comparing fourth quarter 2015 to fourth quarter 2016. On a linked quarter basis, the margin decreased from 3.49% for the three months ended September 30, 2016 when compared to 3.46% for the three months ended December 31, 2016.

On a consolidated basis, the Corporation reported a return on average assets of 1.27% and a return on average equity of 14.11% for the year even after consideration of the merger related costs that impacted fourth quarter 2016 annualized return on average assets and average equity. Annualized, the fourth quarter return on average assets was 0.89% for the three month period ended December 31, 2016, while the annualized return on average equity was 9.97% for the three month period ended December 31, 2016.

Total assets were $1.4 billion at December 31, 2016 and grew $252.2 million when compared to December 31, 2015. The $252.2 million growth in assets since December 31, 2015 was due mainly to an increase in loans held for investment of $162.2 million, a $57.3 million increase in interest-bearing balances, a $28.8 million increase in investment securities, and a $13.6 million increase in other assets which was largely due to an increase in bank owned life insurance of $10.6 million. Total loans held for investment surpassed $1 billion for the first time as commercial loans grew 18.3% year over year and remain the largest portfolio segment. The growth in the loan portfolio as well as increased allowance for non-performing assets (“NPAs”) from the linked quarter was responsible for the increase of $1.3 million in the provision for loan loss.

Total deposits at December 31, 2016 were $1.1 billion, an increase of $140.6 million when compared to December 31, 2015. At December 31, 2016, non-interest bearing deposits were $362.0 million, an increase of $54.2 million when compared to December 31, 2015. Although down on a linked quarter basis due to normal seasonality, non-interest bearing deposits grew 17.6% on a year over year basis. Interest-bearing deposits increased to $692.3 million at December 31, 2016, an increase of $86.3 million since December 31, 2015. A targeted marketing campaign continues to propel growth in this category which saw a year-over-year increase in savings and money market accounts of $120.3 million and an increase in non-brokered time deposits of $27.2 million. These increases were partially offset by a $59.3 million reduction in wholesale funding when comparing December 31, 2016 to December 31, 2015.

NPAs decreased to $6.9 million at December 31, 2016 from $7.4 million at December 31, 2015, representing 0.48% and 0.63% of total assets, respectively. The allowance for loan loss was $16.0 million and $13.6 million at December 31, 2016 and December 31, 2015, respectively, and represented 1.53% of total loans held for investment at December 31, 2016 and 2015, respectively.

Book value per common share increased from $10.35 at December 31, 2015 to $11.33 at December 31, 2016. The tangible common equity ratio for Access National Corporation and its subsidiary bank was 8.31% at December 31, 2016, within the Corporation’s target range of 8.00% to 10.50%.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater Washington DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

About the Proposed Transaction and Where to Find It

As previously disclosed, Access and Middleburg have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which Middleburg will merge with and into Access (the "Merger"). Access will be the surviving corporation in the Merger.

Investors are urged to review carefully and consider all public filings by Access and Middleburg with the Securities and Exchange Commission (the "SEC"), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. The documents filed with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. The documents filed by Access with the SEC may also be obtained free of charge at Access's website at www.accessnationalbank.com or by requesting them in writing to Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191, Attention: Investor Relations. The documents filed by Middleburg with the SEC may also be obtained free of charge at Middleburg's website at www.middleburgbank.com or by requesting them in writing to Middleburg Financial Corporation, 111 West Washington Street, Middleburg, Virginia 20117, Attention: Investor Relations.

In connection with the Merger, Access has filed a registration statement on Form S-4 with the SEC which includes a preliminary joint proxy statement of Access and Middleburg and a preliminary prospectus of Access. A definitive joint proxy statement/prospectus will be sent to the shareholders of each company seeking the required shareholder approvals. Before making any voting or investment decision, investors and security holders of Access and Middleburg are urged to read carefully the entire definitive registration statement and definitive joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Information in this release is not a substitute for the registration statement or the joint proxy statement/prospectus. Free copies of these documents may be obtained as described above.

Access, Middleburg and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Access and Middleburg shareholders in connection with the proposed transaction. Information about the directors and officers of Access and their ownership of Access common stock is set forth in the definitive proxy statement for Access's 2016 annual meeting of shareholders, as previously filed with the SEC on April 18, 2016. Information about the directors and officers of Middleburg and their ownership of Middleburg common stock is set forth in the definitive proxy statement for Middleburg's 2016 annual meeting of shareholders, as previously filed with the SEC on April 12, 2016. Investors may obtain additional information regarding the interests of such participants by reading the definitive registration statement and the definitive joint proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

The information presented herein contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be identified by words such as "may," "could," "will," "expect," "believe," "anticipate," "forecast," "intend," "plan," "prospects," "estimate," "potential," or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements in this report (including in the exhibits hereto) may include, but are not limited to, statements about project impacts of and financial results generated by the transaction. Forward-looking statements speak only as of the date they are made and Access assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in Access's and Middleburg's reports filed with the SEC and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from the results expressed in or implied by forward-looking statements and historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger; delays in closing the Merger; changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; competitive conditions; and the inability to recognize cost savings or revenues or to implement integration plans associated with the Merger.

Access National Corporation
Consolidated Balance Sheet

	December 31,	December 31,
	2016	2015
(In Thousands Except for Share and Per Share Data)	(Unaudited)

ASSETS

Cash and due from banks	$9,186	$11,291

Interest-bearing balances and federal funds sold	81,873	24,598

Investment securities:
Available-for-sale, at fair value	194,090	160,162
Held-to-maturity, at amortized cost (fair value of $9,475 and $14,314, respectively)	9,200	14,287
Total investment securities	203,290	174,449

Restricted Stock, at amortized cost	10,092	7,259

Loans held for sale - at fair value	35,676	44,135

Loans held for investment net of allowance for loan losses of $16,008 and $13,563, respectively	1,033,690	873,915

Premises, equipment and land, net	7,084	6,689

Other assets	49,817	36,212

Total assets	$1,430,708	$1,178,548

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$362,036	$307,797

Savings and interest-bearing deposits	440,585	293,711

Time deposits	251,706	312,236

Total deposits	1,054,327	913,744

Short-term borrowings	186,009	91,129

Long-term borrowings	60,000	55,000

Other liabilities and accrued expenses	9,842	9,537

Total Liabilities	1,310,178	1,069,410

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,636,242 and 10,544,751, respectively	8,881	8,805

Additional paid in capital	21,779	19,953

Retained earnings	91,439	81,385

Accumulated other comprehensive loss, net	(1,569)	(1,005)

Total shareholders' equity	120,530	109,138

Total liabilities and shareholders' equity	$1,430,708	$1,178,548

Access National Corporation
Consolidated Statement of Operations

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
(In Thousands Except for Share and Per Share Data)	(unaudited)		(unaudited)

INTEREST INCOME
Interest and fees on loans	$11,762	$10,396	$45,639	$40,055

Interest on federal funds sold and bank balances	73	34	337	129

Interest and dividends on securities	1,085	1,017	4,039	3,482
Total interest income	12,920	11,447	50,015	43,666

INTEREST EXPENSE
Interest on deposits	1,376	1,058	5,150	3,648

Interest on other borrowings	287	188	1,154	471
Total interest expense	1,663	1,246	6,304	4,119
Net interest income	11,257	10,201	43,711	39,547

Provision for loan losses	1,250	-	2,120	150
Net interest income after provision for loan losses	10,007	10,201	41,591	39,397

NONINTEREST INCOME
Service charges and fees	223	252	971	903

Gain on sale of loans	5,745	4,523	25,164	19,633

Other Income	1,158	1,492	5,668	5,529
Total noninterest income	7,126	6,267	31,803	26,065

NONINTEREST EXPENSE
Salaries and benefits	7,495	6,547	31,778	26,966

Occupancy and equipment	766	793	3,044	3,040

Other operating expense	3,928	3,147	12,968	11,860
Total noninterest expense	12,189	10,487	47,790	41,866
Income before income tax	4,944	5,981	25,604	23,596

Income tax expense	1,938	2,063	9,200	8,177
NET INCOME	3,006	3,918	16,404	15,419

Earnings per common share:
Basic	$0.28	$0.37	$1.55	$1.46
Diluted	$0.28	$0.37	$1.54	$1.46

Average outstanding shares:
Basic	10,620,312	10,539,772	10,586,394	10,513,008
Diluted	10,775,553	10,625,967	10,677,561	10,581,871

Performance and Capital Ratios

	Three Months	Three Months	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars In Thousands Except for Share and Per Share Data)	2016	2016	2016	2016	2016	2015

Return on average assets (annualized)	0.89%	1.34%	1.54%	1.35%	1.27%	1.39%
Return on average equity (annualized)	9.97%	14.92%	17.00%	14.75%	14.11%	14.83%
Net interest margin	3.46%	3.49%	3.51%	3.61%	3.52%	3.68%
Efficiency ratio - Bank only	47.06%	50.16%	50.10%	51.20%	49.59%	50.41%
Total average equity to earning assets	9.28%	9.30%	9.36%	9.50%	9.36%	9.67%
Tangible common equity ratio	8.31%	8.78%	8.94%	9.23%	8.31%	9.12%

Averages
Assets	$1,351,622	$1,324,511	$1,268,504	$1,208,864	$1,288,582	$1,112,470
Loans held for investment	990,517	947,622	915,218	905,382	939,837	824,288
Loans held for sale	44,454	63,667	45,357	34,607	47,060	42,076
Interest-bearing deposits & federal funds sold	60,300	72,680	84,008	52,862	67,457	52,716
Investment securities	204,794	194,131	182,751	176,448	189,585	156,010
Earning assets	1,299,883	1,275,763	1,225,910	1,169,183	1,242,923	1,075,284
Interest-bearing deposits	702,260	676,841	657,363	612,021	662,271	563,112
Total deposits	1,091,431	1,067,838	1,005,419	920,528	1,021,624	866,695
Repurchase agreements & federal funds purchased	18,765	14,881	13,981	17,442	16,270	22,017
FHLB short term borrowings	50,728	38,043	51,154	86,429	56,522	91,992
FHLB long-term borrowings	60,163	75,000	74,341	64,615	68,525	18,890
Equity	$120,641	$118,654	$114,748	$111,068	$116,296	$103,948

Allowance for loan losses/loans held for investment	1.53%	1.52%	1.47%	1.49%	1.53%	1.53%
Total NPA	$6,922	$5,845	$1,866	$7,349	$6,922	$7,417
NPA to total assets	0.48%	0.43%	0.14%	0.60%	0.48%	0.63%

Mortgage loan originations and brokered loans	$115,448	$168,774	$154,022	$106,622	$544,866	$484,747
Gain on sale of mortgage loans net hedging activity	$6,899	$7,122	$6,579	$3,235	$23,835	$18,528
Allowance for losses on mortgage loans sold	$1,029	$1,029	$1,029	$1,029	$1,029	$1,029

Wealth Management segment - assets under management	$667,300	$655,000	$625,000	$611,000	$667,300	$611,000

Book value per common share	$11.33	$11.44	$11.19	$10.79	$11.33	$10.35

Composition of Loan Portfolio

	December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015
		Percentage of		Percentage of		Percentage of		Percentage of		Percentage of
(Dollars In Thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total

Commercial real estate - owner occupied	$250,440	23.87%	$238,224	24.65%	$235,735	25.01%	$217,954	23.83%	$219,877	24.77%
Commercial real estate - non-owner occupied	184,688	17.59	174,342	18.04	153,206	16.25	153,433	16.77	147,580	16.63
Residential real estate	204,413	19.47	202,605	20.96	208,311	22.10	202,858	22.18	201,447	22.70
Commercial	311,486	29.67	264,794	27.40	257,139	27.28	258,520	28.26	242,527	27.33
Real estate construction	91,822	8.75	79,621	8.24	79,200	8.39	72,055	7.88	66,003	7.44
Consumer	6,849	0.65	6,959	0.71	9,138	0.97	9,862	1.08	10,044	1.13
Total loans	$1,049,698	100.00%	$966,545	100.00%	$942,729	100.00%	$914,682	100.00%	$887,478	100.00%
Less allowance for loan losses	16,008		14,696		13,834		13,614		13,563
	$1,033,690		$951,849		$928,895		$901,068		$873,915

Composition of Deposits

	December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015
		Percentage of		Percentage of		Percentage of		Percentage of		Percentage of
(Dollars In Thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total

Demand deposits	$362,036	34.34%	$409,558	36.73%	$392,269	37.55%	$335,219	34.90%	$307,797	33.69%
Interest-bearing demand deposits	126,189	11.97	124,856	11.20	123,638	11.84	123,876	12.90	127,980	14.00
Savings and money market	270,310	25.64	265,308	23.79	206,566	19.78	149,679	15.59	150,021	16.42
CDARS time deposits	34,290	3.25	36,948	3.31	53,212	5.09	67,540	7.03	73,017	7.99
CDARS/ICS non-maturity deposits	40,925	3.88	46,156	4.14	35,247	3.37	35,238	3.67	15,517	1.70
Brokered deposits	57,389	5.44	68,483	6.14	69,139	6.62	106,150	11.05	103,390	11.31
Time deposits	163,188	15.48	163,744	14.69	164,474	15.75	142,755	14.86	136,022	14.89
Total Deposits	$1,054,327	100.00%	$1,115,053	100.00%	$1,044,545	100.00%	$960,457	100.00%	$913,744	100.00%

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Three Months Ended

	December 31, 2016			December 31, 2015
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$204,612	$1,085	2.12%	$175,116	$1,017	2.32%
Loans held for sale	44,454	412	3.71%	30,719	307	4.00%
Loans(1)	990,517	11,350	4.58%	866,402	10,089	4.66%
Interest-bearing balances and federal funds sold	60,300	73	0.48%	50,678	34	0.27%
Total interest-earning assets	1,299,883	12,920	3.98%	1,122,915	11,447	4.08%
Noninterest-earning assets:
Cash and due from banks	13,442			10,673
Premises, land and equipment	6,989			6,769
Other assets	46,418			34,233
Less: allowance for loan losses	(15,110)			(13,510)
Total noninterest-earning assets	51,739			38,165
Total Assets	$1,351,622			$1,161,080

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$135,342	$126	0.37%	$134,115	$75	0.22%
Money market deposit accounts	261,656	324	0.50%	142,792	81	0.23%
Savings accounts	46,596	59	0.51%	21,469	29	0.54%
Time deposits	258,666	867	1.34%	316,399	873	1.10%
Total interest-bearing deposits	702,260	1,376	0.78%	614,775	1,058	0.69%
Borrowings:
FHLB short-term borrowings	50,728	106	0.84%	28,261	28	0.40%
Securities sold under agreements to repurchase and federal funds purchased	18,765	5	0.11%	20,961	5	0.10%
FHLB long-term borrowings	60,163	176	1.17%	54,511	155	1.14%
Total borrowings	129,656	287	0.89%	103,733	188	0.72%
Total interest-bearing deposits and borrowings	831,916	1,663	0.80%	718,508	1,246	0.69%
Noninterest-bearing liabilities:
Demand deposits	389,171			324,628
Other liabilities	9,894			10,121
Total liabilities	1,230,981			1,053,257
Shareholders' Equity	120,641			107,823
Total Liabilities and Shareholders' Equity	$1,351,622			$1,161,080

Interest Spread(2)			3.18%			3.38%

Net Interest Margin(3)		$11,257	3.46%		$10,201	3.63%

(1)	Loans placed on nonaccrual status are included in loan balances.
(2)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Twelve Months Ended

	December 31, 2016			December 31, 2015
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$188,569	$4,039	2.14%	$156,204	$3,482	2.23%
Loans held for sale	47,060	1,767	3.75%	42,076	1,650	3.92%
Loans(1)	939,837	43,872	4.67%	824,288	38,405	4.66%
Interest-bearing balances and federal funds sold	67,457	337	0.50%	52,716	129	0.24%
Total interest-earning assets	1,242,923	50,015	4.02%	1,075,284	43,666	4.06%
Noninterest-earning assets:
Cash and due from banks	12,732			10,650
Premises, land and equipment	6,834			6,882
Other assets	40,172			33,110
Less: allowance for loan losses	(14,079)			(13,456)
Total noninterest-earning assets	45,659			37,186
Total Assets	$1,288,582			$1,112,470

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$132,734	$486	0.37%	$119,732	$265	0.22%
Money market deposit accounts	204,897	846	0.41%	126,850	264	0.21%
Savings accounts	37,950	196	0.52%	13,606	66	0.49%
Time deposits	286,690	3,622	1.26%	302,924	3,053	1.01%
Total interest-bearing deposits	662,271	5,150	0.78%	563,112	3,648	0.65%
Borrowings:
FHLB short-term borrowings	56,522	386	0.68%	91,992	231	0.25%
Securities sold under agreements to repurchase and federal funds purchased	16,270	16	0.10%	22,017	21	0.10%
FHLB long-term borrowings	68,525	752	1.10%	18,890	219	1.16%
Total borrowings	141,317	1,154	0.82%	132,899	471	0.35%
Total interest-bearing deposits and borrowings	803,588	6,304	0.78%	696,011	4,119	0.59%
Noninterest-bearing liabilities:
Demand deposits	359,352			303,583
Other liabilities	9,346			8,928
Total liabilities	1,172,286			1,008,522
Shareholders' Equity	116,296			103,948
Total Liabilities and Shareholders' Equity	$1,288,582			$1,112,470

Interest Spread(2)			3.24%			3.47%

Net Interest Margin(3)		$43,711	3.52%		$39,547	3.68%

(1)	Loans placed on nonaccrual status are included in loan balances.
(2)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

Segment Reporting

Three Months Ended	Commercial	Mortgage	Wealth			Consolidated
December 31, 2016	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$12,684	$412	$-	$5	$(181)	$12,920
Gain on sale of loans	-	5,745	-	-	-	5,745
Other revenues	985	(477)	765	423	(315)	1,381
Total revenues	13,669	5,680	765	428	(496)	20,046

Expenses:
Interest expense	1,668	109	-	67	(181)	1,663
Salaries and employee benefits	3,950	2,978	567	-	-	7,495
Other expenses	2,947	1,227	251	1,834	(315)	5,944
Total operating expenses	8,565	4,314	818	1,901	(496)	15,102

Income (loss) before income taxes	$5,104	$1,366	$(53)	$(1,473)	$-	$4,944

Total assets	$1,394,061	$39,356	$2,841	$18,037	$(23,587)	$1,430,708

Three Months Ended	Commercial	Mortgage	Wealth			Consolidated
December 31, 2015	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$11,241	$307	$-	$6	$(107)	$11,447
Gain on sale of loans	-	4,523	-	-	-	4,523
Other revenues	969	(4)	746	348	(315)	1,744
Total revenues	12,210	4,826	746	354	(422)	17,714

Expenses:
Interest expense	1,251	33	-	69	(107)	1,246
Salaries and employee benefits	3,491	2,556	500	-	-	6,547
Other expenses	2,154	1,184	376	541	(315)	3,940
Total operating expenses	6,896	3,773	876	610	(422)	11,733

Income (loss) before income taxes	$5,314	$1,053	$(130)	$(256)	$-	$5,981

Total assets	$1,133,916	$46,077	$3,205	$16,837	$(21,487)	$1,178,548

Segment Reporting

Twelve Months Ended	Commercial	Mortgage	Wealth			Consolidated
December 31, 2016	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$49,063	$1,767	$-	$20	$(835)	$50,015
Gain on sale of loans	-	25,164	-	-	-	$25,164
Other revenues	3,893	(424)	3,034	1,401	(1,265)	6,639
Total revenues	52,956	26,507	3,034	1,421	(2,100)	81,818

Expenses:
Interest expense	6,324	548	-	267	(835)	6,304
Salaries and employee benefits	16,015	13,541	2,222	-	-	31,778
Other expenses	9,232	5,354	1,034	3,777	(1,265)	18,132
Total operating expenses	31,571	19,443	3,256	4,044	(2,100)	56,214

Income (loss) before income taxes	$21,385	$7,064	$(222)	$(2,623)	$-	$25,604

Total assets	$1,394,061	$39,356	$2,841	$18,037	$(23,587)	$1,430,708

Twelve Months Ended	Commercial	Mortgage	Wealth			Consolidated
December 31, 2015	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$42,763	$1,650	$-	$16	$(763)	$43,666
Gain on sale of loans	-	19,633	-	-	-	19,633
Other revenues	3,229	388	2,671	1,391	(1,247)	6,432
Total revenues	45,992	21,671	2,671	1,407	(2,010)	69,731

Expenses:
Interest expense	4,135	467	-	280	(763)	4,119
Salaries and employee benefits	13,519	11,470	1,977	-	-	26,966
Other expenses	7,732	5,087	1,116	2,362	(1,247)	15,050
Total operating expenses	25,386	17,024	3,093	2,642	(2,010)	46,135

Income (loss) before income taxes	$20,606	$4,647	$(422)	$(1,235)	$-	$23,596

Total assets	$1,133,916	$46,077	$3,205	$16,837	$(21,487)	$1,178,548

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100